UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 20, 2008
SENTISEARCH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52320	20-5655648

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1217 South Flagler Drive, 3rd Floor West Palm Beach, Florida (Address of Principal Executive Offices)	33401 (Zip Code)
Registrant’s telephone number, including area code: 805-684-1830
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 20, 2008, SentiSearch, Inc. (the “Company”) closed on the second tranche of its previously announced capital raising financing of up to $950,000. The second tranche was for up to $200,000 of which $145,980 was subscribed for, consisting of cash in the amount of $62,168 and the conversion of $83,740 of indebtedness. Participants in this second tranche of the financing entered into Subscription Agreements to purchase an aggregate of 767,936 shares of common stock, based on the closing price of $0.19 per share of the Company’s common stock on the closing date. Prior to the issuance of any shares of common stock pursuant to the financing, the Company was required to receive the approval of the Company’s stockholders to amend its Certificate of Incorporation to increase the number of authorized shares of common stock to permit the financing shares to be issued (“Stockholder Approval”). The Company received Stockholder Approval at its annual meeting of stockholders on June 24, 2008. Inclusive of the first tranche of this financing, as of June 20, 2008, the aggregate amount of the financing is for $895,980.
Six of the Company's largest stockholders (each holding 50,000 or more shares of the Company's common stock) purchased shares in the second tranche of the financing, of which Frederick R. Adler and Samuel A. Rozzi are holders of 5% or more of the Company’s common stock. Mr. Adler is also a director of the Company.
The Company expects that the funds raised in the financing will be used for general working capital purposes, including the funding of research and development efforts and the pursuit of a joint venture or other form of collaboration with another entity or entities. The Company is presently contemplating raising an additional $54,020, the unsubscribed for portion of the second tranche of the financing, from the investors who participated in the June 20, 2008 closing and who desire to exercise their over-allotment option.
The form of the Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.
ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.
On June 24, 2008, following the receipt of Stockholder Approval and the filing of the Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, the Company authorized its transfer agent to issue an aggregate of 4,715,678 shares of its common stock as of June 24, 2008 to those stockholders who entered into Subscriptions Agreements with the Company in connection with the financings which closed on May 9, 2008 and June 20, 2008 for $750,000 and $145,980, respectively.
ITEM 3.03 MATERIAL MODIFICATION OF RIGHTS TO SECURITY HOLDERS.
On June 24, 2008, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 8,000,000 shares to 20,000,000 shares. The Certificate of Amendment to the Company’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 24, 2008. The Certificate of Amendment is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 3.03.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
3.1	Certificate of Amendment to Certificate of Incorporation of SentiSearch, Inc.

10.1	Form of Subscription Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SentiSearch, Inc.
Date: June 26, 2008	By:	/s/ Joseph K. Pagano
		Name:	Joseph K. Pagano
		Title:	Chief Executive Officer

Exhibit Index

Exhibit
No.	Exhibit
3.1	Certificate of Amendment to Certificate of Incorporation of SentiSearch, Inc.
10.1	Form of Subscription Agreement